Rothstein, Kass & Company, P.C.
Certified Public Accountants
85 Livingston Avenue
Roseland, New Jersey 07068-1785
(973) 994-6666/ Fax (973) 994-0337


March 7, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by World Shopping Network, Inc. (formerly known as USA Growth, Inc.) (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report for the month of March 2000. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,


/s/  Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.